UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2020

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3565 General Atomics Court, Suite 100

San Diego, California 92121

24 North Main Street

Pennington, NJ 08534-2218

(Address of Principal Executive Offices)

(855) 662-6732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	NASDAQ Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective April 17, 2020, OncoSec Medical Incorporated (the “Company”) appointed Dr. Kim Lyerly as a director on the Company’s Board of Directors (the “Board”). Dr. Lyerly will serve on the Audit Committee and the Compensation Committee.

Dr. Lyerly, age 61, is the George Barth Geller Professor of Cancer Research, Professor of Surgery, Immunology and Pathology, and Director of the Surgical Sciences Applied Therapeutics Section at Duke University, and former director of the Duke Comprehensive Cancer Center. He is an internationally recognized expert in cancer therapy and immunotherapy, has published over 300 scientific articles and book chapters, and has edited ten textbooks on surgery, cancer immunotherapy and novel cancer therapies. He serves on the editorial board of 12 scientific journals.

Dr. Lyerly was appointed in 2008 by President George W. Bush to serve on the National Cancer Advisory Board, which oversees the National Cancer Institute, where he served until 2014. He has served as Chair of the Cancer Centers Subcommittee and served on the Global Health Subcommittee of the National Cancer Advisory Board. He has served on the National Institutes of Health (NIH) Council of Councils, and on the board of the NIH Office of AIDS Research. He has also been a member of the scientific advisory boards of the Susan G. Komen Foundation and the Burroughs Welcome Foundation. He is a highly sought-after consultant and advisor and has served on the Cancer Center’s external advisory boards for the M.D. Anderson Cancer Center, University of Michigan, University of Chicago, University of Alabama, University of Arizona, Boston University and Purdue University. He has served as an advisor to the University of Washington and Case Western Reserve Clinical and Translational Science Institutes. Dr. Lyerly’s experience and expertise are the primary qualifications for him to serve as a director of the Company.

No family relationships exist between Dr. Lyerly and any of the Company’s directors or executive officers. There are no arrangements between Dr. Lyerly and any other person pursuant to which Dr. Lyerly was selected as a director, nor are there any transactions to which the Company is or was a participant and in which Dr. Lyerly has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In addition, on April 17, 2020, Dr. Avtar Dhillon, resigned from the Board, effective immediately. Dr. Dhillon’s decision to resign from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Dr. Margaret Dalesandro has been appointed Chairperson of the Board effective immediately.

In addition, the Company and Daniel J. O’Connor, the Company’s President and Chief Executive Officer, executed an amendment to his employment agreement extending it for an additional two years, followed by automatic one-year renewal terms unless otherwise terminated. A copy of the Amended Executive Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description

10.1	First Amendment to the Executive Employment Agreement entered into between the Company and Daniel J. O’Connor, dated November 7, 2017, as filed with the Securities and Exchange Commission on November 9, 2017, as Exhibit 10.1 on Form 8-K, executed on April 15, 2020 and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED
(Registrant)

Date: April 20, 2020	By:	/s/ Daniel J. O’Connor
	Name:	Daniel J. O’Connor
	Title:	President and Chief Executive Officer